SCORPIO MEDIA, LLC

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the "Agreement") is made as of April 30, 2014 (the "Effective Date") by and between CUBED, INC.,a Nevada corporation (the "Client"), with its principal place of business located at 830 S. 4th Street, Las Vegas, Nevada 89101, and SCORPIO MEDIA, LLC a limited liability company with its principal place of business located at 215 Spadina Ave.,Ste. #400, Toronto, ON M5T 267 Canada (the "Company").

WHEREAS, Client desires to obtain from the Company, and the Company desires to provide to Client, the services set forth in this Agreement; and

WHEREAS, the Company and Client desire to enter into this Agreement in order to set forth the terms and conditions pursuant to which the Company will provide the services and products specified herein.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration,the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     Services and Products. The Company agrees to provide Client, and Client agrees to obtain from the Company the services (the “Services”) and to purchase the products (the “Products”) described in the attached addenda (each, an “Addendum,” and collectively the “Addenda”) as follows:

Addendum A: Sales and Marketing Services

The Addenda set forth specific terms and conditions applicable to the Services and/or Products. The Client may engage the Company to perform additional services by executing with the Company an additional appropriate Addendum.

2.     Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue in effect for so long as there is an Addendum in effect (the “Term”). The term of an Addendum shall commence on the Effective Date and shall continue in effect for the agreed-upon term more particularly described in each Addendum, unless earlier terminated pursuant to the terms of this Agreement.

3.     Fees.

a.      General. Client agrees to pay the Company the fees and commissions for the Services specified in the Addendum applicable to each such Service and/or Product (the “Fees”). Unless expressly provided to the contrary in this Agreement, any Fees set forth in an Addendum do not include out-of-pocket expenses incurred by the Company in providing any Service or Product to Client.

b.     Taxes. The Company shall add to each invoice, and Client shall pay, any sales, use, excise, value added, property, and other taxes and duties however designated that are levied by any taxing authority relating to the Services and Products. In no event shall Client be responsible for taxes based upon the gross or net income of the Company or for taxes that have been assessed to the Company prior to the Effective Date of this Agreement.

c.      Payment Terms. Except as otherwise provided in an Addendum, the Fees for the Services shall be due and payable by Client monthly upon receipt of invoice. No later than the 15th calendar day after the end of each month during the Term, the Company shall deliver an invoice to Client for all Fees incurred and payable by Client for Services and Products provided during such month. The invoice shall present, among other things: (i) all Fees payable for the current month applicable to each Service and/or Product; (ii) all other pass-through expenses properly chargeable to Client, calculated up to the date of the invoice; and (iii) sales or other taxes payable in respect of the Services and Products in accordance with Section 3.b. above. Any invoice submitted by the Company shall be deemed correct for all purposes of this Agreement, unless Client provides written notice to the Company (which may include an e-mail notice) within five business days of the invoice date specifying the nature of the disagreement

4.     Company Obligations. The Company shall observe and fulfill the following obligations in connection with the provision of Services under this Agreement:

a.      Compliance with Law. The Company shall comply with, and shall be solely responsible for complying with, all applicable legal, statutory, and regulatory requirements under federal, state, local, and foreign law.

b.      Instructions. The Company shall comply with any and all reasonable operating instructions relating to the Services and Products provided by the Client.

c.     Responsibilities Under Addenda. The Company shall fulfill all responsibilities required of the Company as set forth in any Addendum, as well as make timely decisions and obtain required management approvals in connection with the provision of Services and sale of Products under any Addendum.

5.     Confidentiality and Ownership.

a.        Confidential Information. The Company agrees to hold as confidential, and not disclose to any other party, except as expressly permitted herein, all information, research, development, trade secrets, plans, business affairs, and any other proprietary materials received by the Company from the Client (collectively, the “Client Confidential Information”). “Client Confidential Information” shall also be deemed to include Client’s proprietary computer and software programs, custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein. All Client Confidential Information shall remain the sole and exclusive property of the Client. The Company will use the same care and discretion to avoid disclosure of Client Confidential Information as it uses with its own similar information that is does not wish to be disclosed, but in no event less than a reasonable standard of care. The Company shall not use Client Confidential Information except in connection with the Services under this Agreement. The Company may disclose Client Confidential Information to: (i) the Company’s employees who have a need to know such information in connection with the provision of Services hereunder; and (ii) any other party with the Client’s prior written consent. Before disclosure to any of the above referenced parties, the Company will use its best efforts to cause any such party to agree to treat Client Confidential Information as such in accordance with this Agreement. Notwithstanding any contrary provision herein, the Company may disclose Client Confidential Information to the extent required by law or legal process; provided that, the Company agrees to provide the Client with notice of any such compelled disclosure, no later than five business days after receipt of notice requiring such disclosure, to enable the Client, at its own expense, a reasonable effort to obtain a protective order. In addition, and notwithstanding any contrary provision herein, no obligation of confidentiality applies to any Client Confidential Information that (i) the Company already possesses as of the Effective Date and which is not restricted by any obligation of confidentiality, (ii) the Company develops or has previously developed independently prior to receipt from the Client, (iii) the Company receives or has previously received from a third party who was not under any obligation of confidentiality to the Client at the time of receipt by the Company, or (iv) is or becomes publicly available without a breach of this Agreement.

b.      Confidentiality of this Agreement. Notwithstanding any contrary provision herein, including the terms of this Section 5, the Company and Client agree to keep confidential the prices, terms, and conditions of this Agreement, without disclosure to third parties, except (i) as required by law or legal process, (ii) to a court or arbitrator pursuant to a formal proceeding regarding a dispute over this Agreement, (iii) to the Company’s or Client’s respective outside accountants or legal counsel, or (iv) provided that a written confidentiality agreement is executed protecting such information, to a potential acquiror of either the Company or Client.

c.     Return of Confidential Information. Upon the termination of this Agreement for any reason, the Company agrees to return to the Client within seven business days after the effective date of such termination all electronic, written, or descriptive materials of any kind that contain or discuss Client Confidential Information, and the Company shall promptly destroy all materials generated by the Company or its agents that include or refer to any part of the Client’s Confidential Information, without retaining a copy of such materials,

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a.      including electronic files, programs, databases, or the like, stored on any computer or similar device by the Company; except that, the Company may retain one copy of each item of Client Confidential Information in its legal department or with its outside legal counsel for use only in monitoring its compliance with the foregoing obligations.

6.     Company Warranties. The Company represents and warrants that (i) no contractual obligations currently exist that would prevent the Company from entering into this Agreement, and (ii) the Company has all requisite authority to execute, deliver, and perform this Agreement. The Company shall indemnify and hold harmless the Client, its officers, directors, employees, affiliates, agents, and representatives from and against any claims, damages, losses, or actions arising out of any breach of this Agreement by the Company.

7.     Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, REVENUES, USE OR DATA IN CONNECTION WITH THE SERVICES TO BE PROVIDED TO CLIENT, EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF COMPANY TO CLIENT FOR ALL CLAIMS WHATSOEVER ARISING OUT OF THE SERVICES TO BE PROVIDED HEREUNDER, INCLUDING ANY CAUSE OF ACTION SOUNDING IN CONTRACT, WARRANTY, TORT, OR STRICT LIABILITY SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAID TO THE COMPANY BY CLIENT UNDER THIS AGREEMENT.

8.     Termination. This Agreement may be terminated upon the occurrence of any of the events as provided in this Section 8.

a.      Material Breach. Either Client or the Company may terminate this Agreement in the event of a material breach of any of the terms of this Agreement by the other party and such breach is not cured within five business days following the non-breaching party providing written notice to the breaching party stating, with particularity and in reasonable detail, the nature of the claimed breach.

b.     With or Without Cause. This Agreement may be terminated by either Client or the Company, with or without cause, upon 45 days prior written notice to the other party.

c.      Bankruptcy or Insolvency. Either Client or the Company may terminate this Agreement in the event the other party becomes the subject of any proceeding under the Bankruptcy Code.

d.     Merger or Acquisition of the Company. The Client may terminate this Agreement in the event of a merger between the Company and another entity in which the Company is not the surviving entity, or an acquisition by another entity of a majority of the voting common equity of the Company, or an acquisition by another entity of all or substantially all of the assets of the Company.

9.     Obligations Upon Termination. In the event either Client or the Company terminates this Agreement pursuant to Section 8 above, Client shall pay to the Company, within 30 calendar days after the date of termination, all accrued but unpaid Fees and pass-through expenses incurred by the Company through the date of termination. The Company shall deliver a closing invoice to Client no later than the date of termination setting forth the Fees and expenses payable.

10.     Miscellaneous.

a.      Binding Agreement; Assignment. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest hereunder may be assigned, transferred, sold, pledged, or otherwise disposed of by Client without the prior written consent of the Client. For purposes of the preceding sentence, this Agreement shall be deemed to have been “assigned” or “transferred” upon the occurrence of any of the following: (i) any merger of the Company with another entity pursuant to which the Company is not the surviving entity; (ii) any sale or transfer of a majority of the voting common equity of the Company; or (iii) any sale of all or substantially all of the assets of the Company. The Client may assign this Agreement, without the Company’s consent, to any entity controlling, controlled by, or under common control with the Client, or to any non-affiliated entity that has acquired the Client, whether pursuant to a merger, sale of the Client’s voting common stock, or sale of all or substantially all of the Client’s assets.

b.     Ownership of Trade Secrets, Etc.. The Company agrees that all Client Confidential Information, proprietary information of the Client, and trade secrets of the Client are owned by and belong to the Client exclusively. The Client’s ownership rights to such works, creations, discoveries, improvements, or other confidential and proprietary information and trade secrets shall exist regardless of the hours during which, or facilities at

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a.      which, the creation, discovery, improvement, or other confidential and proprietary information and trade secrets are made.

b.     Subcontractors. Client agrees that the Company may subcontract any of the Services to be performed under this Agreement; provided that, any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

c.      Entire Agreement. This Agreement, including all Addenda, which are expressly incorporated by reference herein, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Each party acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party which is not embodied herein. In the event any of the provisions of an Addendum are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control, unless the Addendum in question expressly provides that its terms and provisions shall control.

d.     Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

e.     Governing Law; Venue. This Agreement shall be governed by the internal laws of the State of Delaware, without reference to conflicts of law principles thereof. The parties consent to the non-exclusive jurisdiction of the federal and state courts located in Clark County, Nevada in connection with any action or proceeding to enforce, or arising out of, this Agreement, and the parties agree that venue will be proper in such court in any such matter.

f.       Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

g.      Notices. Any written notice required or permitted to be given under this Agreement shall be given by: (i) registered or certified mail, return receipt requested, postage prepaid; (ii) confirmed e-mail; (iii) confirmed facsimile; or (iv) nationally recognized overnight courier service, to the other party as follows, or to such other address as a party may designate in writing:

If to the Client: Cubed, Inc.

Attn: Joseph White

830 S. 4th Street

Las Vegas, Nevada 89101

Telephone: 1-702-868-4277

If to the Company: Oasis Marketing Solutions, LLC

Attn: James Wallace

215 Spadina Ave. Ste. 400

Toronto, ON M5T 2C7, Canada

1-888-647-0055

Notices will be deemed received upon the earlier of (i) receipt, or (ii) seven business days after mailing or transmittal.

i.     No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as a waiver of any subsequent default of a similar nature.

j.       Survival. The provisions of Sections 4, 5, and 6 shall survive the expiration or termination of this Agreement.

k.       Amendments. This Agreement may be amended or modified only pursuant to a written instrument signed by both parties.

l.      No Partnership. This Agreement shall not be construed to make either party an agent or legal representative of the other party, and does not, and shall not be construed to, create a partnership or joint venture between the parties hereto. Both parties are independent contractors and principals for their own accounts.

m.       Use of Name, Logos, Etc. Neither party shall use the other party’s name, trademarks, service marks, logos, trade names, or branding for any purpose without the prior written consent of the other party.

n.    Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A copy of the executed signature page delivered by confirmed e-mail or facsimile shall be considered the equivalent to, and enforceable as, an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the Effective Date set forth above.

scorpio media, llc

By: /s/ J.W. McCreary

Name: J.W. McCreary

Title: CAO

Address: 215 Spadina Ave. Ste. 400 Toronto, ON M5T 2C7, Canada

Cubed, Inc.

By: /s/ Douglas Shinsato

Name: Douglas Shinsato

Title: COO

Address: 830 S. 4th Street, Las Vegas, NV 89101

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ADDENDUM A

SALES AND MARKETING SERVICES ADDENDUM

THIS SALES AND MARKETING SERVICES ADDENDUM (the "Addendum A") is made as of April 30, 2014 (the "Effective Date") by and between CUBED, INC., a Nevada corporation (the "Client"), with its principal place of business located at 830 S. 4th Street, Las Vegas, Nevada 89101, and SCORPIO MEDIA LLC, a limited liability company with its principal place of business located at 215 Spadina Ave., Ste. #400, Toronto, ON M5T 2C7, Canada (the "Company").

WHEREAS, the Company and the Client have entered into that certain Master Services Agreement dated April 30, 2014 (the "Master Agreement"); and

WHEREAS, the Company is in the business of providing various sales and marketing services, outbound and inbound call handling,and attendant support services on behalf of its clients; and

WHEREAS, the Client is in the business of developing,marketing,and selling a 3-D cube-tool interactive digital software interface which allows users to integrate audio,image,video,text, social media, e-magazine, and e-commerce functions with any device (the "Cube Platform"); and

WHEREAS, the Client wishes to engage the services of the Company on a non-exclusive basis to assist the Client in marketing and selling the Cube to Customers (as defined below) pursuant to this Addendum A; and

WHEREAS, the Company desires to assist the Client in the manner provided pursuant to this Addendum A.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,the parties hereby agree as follows:

1. Integration. The Master Agreement to which this Addendum A is attached, and this Addendum A and all exhibits hereto, together with all other addenda to the Master Agreement, constitute a binding agreement between the Company and the Client in accordance with the terms and conditions of the Master Agreement and this Addendum A. In the event any of the provisions of this Addendum A are in conflict with any of the provisions of the Master Agreement, the terms and provisions of the Master Agreement shall control, unless this Addendum A expressly provides that its terms and provisions shall control.

2. Appointment. Subject to the terms and conditions of this Addendum A, the Client hereby appoints the Company as an independent contractor non-exclusive sales and marketing representative, and not as an employee, of the Client for the sale and marketing of the Cube Platform to new and existing Customers of the Company without geographical restriction or limitation. For purposes of this Addendum A, "Customers" is defined as those small business customers of the Company with the characteristics set forth on the attached Appendix A, which may be updated and amended from time to time by the parties. The Company and Client may add or delete products and services for which the Company is providing sales and marketing services under this Addendum A pursuant to a written addendum signed by both parties.

3. Relationship Between the Parties. The Company acknowledges that it shall at all times act and perform as an independent contractor hereunder and shall not, for any purposes, be deemed an employee of the Client. The Company shall have no authority to act for, or on behalf of, or to bind the Client in any manner whatsoever. The Client shall have no right to control or direct the details, manner, or means by which the Company accomplishes the results of the services performed under this Agreement. The Client shall have no right to exercise any control or influence over the professional judgment of the Company, including limiting or extending the amount of time that the Company spends in performing services for the Client. The Company's obligations hereunder are to complete the services described in this Addendum A and to meet any deadlines set by the Client with respect thereto. The Company shall retain the right to contract for similar services with other businesses or individuals.

4. Services. The Company undertakes and agrees to use its best efforts to market and sell the Cube Platform to Customers at such prices and upon such terms and conditions as the Client may specify on the attached Appendix A which may be updated and amended by the Client in its sole discretion from time to time. The Company shall clearly identify to all prospective Customers that the Company is an independent contractor for the Client. The Company shall not use the "Cubed, Inc." trade name, or any derivations or equivalents thereof, in any publicity, advertising, telephone listings, signs, business cards, letterhead, or any other manner without the prior written consent of the Client. The Company shall obtain the prior approval of the Client prior to quoting any fees, charges, or prices for the Cube Platform other than as set forth in Appendix A. All sales agreements or purchase orders shall be entered into directly with the Customers by the Company, and the Compa ny shall perform all Customer billing and support services. The Company agrees to use its best efforts to service and maintain Customer accounts, subject to the supervision and direction of the Client. In this regard, the Company hereby agrees:

(a)           To diligently solicit all Customers and prospective Customers for the sales of the Cube Platform;

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(b)           To promptly and diligently attempt to resolve all inquiries and problems raised by Customers, answer all inquiries, meet with Customers, and otherwise service all Customers whether before or after a valid order or contract has been executed by a Customer and accepted by the Company, and to promptly advise the Client of all such inquiries and problems raised by said Customers; and

(c)           To provide call reports to the Client on a monthly basis, accounting for the Company's servicing efforts under this Agreement ..

5. Term and Termination.

(a)           Term. The term of this Addendum A shall commence on the Effective Date and shall continue indefinitely until terminated pursuant to Section S(b) of this Addendum A (the "Term").

(b)           Termination. Either the Company or Client may terminate this Addendum A,with or without cause and for any reason, upon 45 days' prior written notice of termination to the other party. Upon termination of this Addendum A, the Company shall transfer all Customer accounts and Customer information to the Client, and the Client shall have the exclusive right to service and administer such Customer accounts.

6. Compensation.

(a)            Commission. During the Term of this Addendum A, the Client shall pay to the Company a commission at the percentages, rates, or amounts set forth on the attached Appendix B on completed sales of the Cube Platform to Customers that were solicited by the Company. Commissions shall be deemed earned by the Company and payable by the Client upon the receipt of payment for Cube Platform sales by the Client from the applicable Customers. Commissions earned by the Company shall be computed based on the net amount of the invoices rendered, exclusive of all normal and recurring bona fide trade discounts having the Client's prior approval,and any applicable sales or similar taxes. Except as specifically stated otherwise herein, the Company is not guaranteed a minimum commission or minimum compensation.

(b) No Withholding. Because the Company is retained under this Addendum A as an independent contractor of the Client, the Company and the Client acknowledge and agree that the Client will not deduct any amounts in respect of federal or state taxes, unemployment insurance, or Social Security contributions from the payments made to the Company pursuant to Section 6(a), and that the Company shall remain solely responsible and liable for the payment of all such taxes and assessments. The Company hereby expressly covenants to make such payments as may be required by applicable law and to indemnify, defend, and hold the Client harmless should any governmental agency or other taxing authority claim that the Client was obligated to withhold such amounts. The Client shall report the total compensation paid to the Company pursuant to this Agreement on a Form 1099 for the year in which the Company's services were provided hereunder.

(c)            Expenses. Because the Company is retained under this Addendum A as an independent contractor of the Client, and not as an employee, the Company and the Client acknowledge and agree that the Company shall be solely responsible for the payment of any and all expenses incurred by the Company in the course of fulfilling the Company's duties under this Addendum A .

7.     Orders. All orders received by the Company for the sale of the Cube Platform shall be subject to the right of the Client to reject or cancel the same or any part thereof. The Company shall furnish promptly to the Client such reports or data regarding Customers as the Client may, from time to time, reasonably request.

8.     Reports. The Company shall provide the Client sales reports on the Customers the Company solicits under this Addendum A; shall indicate the progress and the problems associated with each Customer,as the Client may request; and shall report to the Client in writing as soon as practicable on all important visits,telephone calls, and other communications with Customers and potential Customers.

9.     Representations and Warranties. The Company agrees not to make any warranty regarding the Cube Platform except as may be expressly authorized by the Client in writing.

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10. Miscellaneous.

a.                    Binding Agreement; Assignment. This Addendum A is binding upon the parties and their respective successors and permitted assigns. Neither this Addendum A nor any interest hereunder may be assigned, transferred,sold, pledged,or otherwise disposed of by the Company without the prior written consent of the Client. For purposes of the preceding sentence, this Addendum A shall be deemed to have been "assigned" or "transferred" upon the occurrence of any of the following: (i) any merger of the Company with another entity pursuant to which the Company is not the surviving entity; (ii) any sale or transfer of a majority of the voting common equity of the Company; or (iii) any sale of all or substantially all of the assets of the Company. The Client may assign this Addendum A, without the Company's consent,to any entity controlling, controlled by, or under common control with the Client, or to any non-affiliated entity that has acquired the Client,whether pursuant to a merger, sale of the Client's voting common stock, or sale of all or substantially all of the Client's assets.

b.                    No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as a waiver of any subsequent default of a similar nature.

c.                    Amendments. Except as provided herein, this Addendum A may be amended or modified only pursuant to a written instrument signed by both parties.

d.                   Governing Law; Venue. The internal laws of the State of Nevada shall govern this Addendum A, without reference to conflicts of law principles thereof. The parties consent to the non exclusive jurisdiction of the federal and state courts located in Clark County, Nevada in connection with any action or proceeding to enforce, or arising out of, this Addendum A,and the parties agree that venue will be proper in such court in any such matter.

e.                    Notices. Any written notice required or permitted to be given under this Addendum A shall be given in accordance with the provisions of Section 10.h. of the Master Agreement .

f.                     Severability. If any provision of this Addendum A is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

g.                    Counterparts. This Addendum A may be executed in counterparts, each of which shall be deemed an original,and all of which together shall constitute one and the same instrument. A copy of the executed signature page delivered by confirmed e-mailor facsimile shall be considered the equivalent to, and enforceable as, an original signature.

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Exhibit A

Services Agreement

APPENDIX A

TERMS AND CONDITIONS

•	The Company shall use its best efforts to market and sell the Cube Platform to Customers, and the Company shall offer the Cube Platform for sale to Customers at a price of no less than $*** per month.

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 APPENDIX B

COMMISSIONS

•	The Client shall pay to the Company, as compensation for the Company's services preformed under this Addendum A, a monthly cash commission (the "Commission") equal to **% of the Gross Sales Revenue (defined below) for sales of the Cube Platform to Customers . For purposes of this Agreement, "Gross Sales Revenue" means the cash payments actually received by the Client in a month during the Term of this Addendum A on orders for the Cube Platform from Customers solicited by the Company and accepted by the Client during the Term, exclusive of any deduction for discounts, sales, use, or other similar taxes, or any other charges or deductions.

•	Payment of the Commissions shall be made by the Client to the Company within 30 calendar days after the end of the calendar month during which the Client received cleared funds of the Gross Sales Revenue to which the Commission applies. At the time of payment, the client shall furnish the Company with an itemized statement setting forth the computation of the monthly Commissions.

•	Advertising revenues from Customers shall be shared between the Client and the Company on a case-by-case basis, each such case to be agreed to in writing.

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Addendum A as of the Effective Date set forth above.

scorpio media, llc

By: /s/ J.W. McCreary

Name: J.W. McCreary

Title: CAO

Address: 215 Spadina Ave. Ste. 400 Toronto, ON M5T 2C7, Canada

Cubed, Inc.

By: /s/ Douglas Shinsato

Name: Douglas Shinsato

Title: COO

Address: 830 S. 4th Street, Las Vegas, NV 89101

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